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Metris Receivables, Inc.                                Metris Master Trust                                        Monthly Report
Securityholders' Statement                                 Series 1999-1                                                 Sep-2002
Section 5.2                                                                  Class A             Class B                    Total
(i)  Security Amount ..................................................  500,000,000.00       49,450,550.00        549,450,550.00
(ii)  Security Principal Distributed ..................................            0.00                  --                  0.00
(iii)  Security Interest Distributed ..................................      934,305.56                  --            934,305.56
(iv)  Principal Collections ...........................................   23,554,474.49        2,329,563.44         25,884,037.93
(v)  Finance Charge Collections .......................................   10,359,759.94        1,024,591.66         11,384,351.60
       Recoveries .....................................................      455,953.28           45,094.28            501,047.56
       Principal Funding Account Investment Earnings ..................            0.00                0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings ........            0.00                0.00                  0.00
         Total Finance Charge Collections .............................   10,815,713.22        1,069,685.94         11,885,399.16
Total Collections .....................................................   34,370,187.71        3,399,249.38         37,769,437.09
          (vi) Aggregate Amount of Principal Receivables ..............              --                  --     10,196,228,751.52
       Invested Amount (End of Month) .................................  500,000,000.00       49,450,550.00        549,450,550.00
       Floating Allocation Percentage .................................       4.9037739%          0.4849886%            5.3887625%
       Fixed/Floating Allocation Percentage ...........................       4.9037739%          0.4849886%            5.3887625%
       Invested Amount (Beginning of Month) ...........................  500,000,000.00       49,450,550.00        549,450,550.00
       Average Daily Invested Amount ..................................              --                  --        549,450,550.00
(vii)  Receivable Delinquencies (As a % of Total Receivables) .........              --                  --                    --
       Current ........................................................              --               82.41%     8,893,048,197.86
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) .....              --                6.46%       696,866,588.67
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ....              --                3.35%       361,022,674.40
       90 Days and Over (60+ Days Contractually Delinquent) ...........              --                7.79%       840,541,978.51
Total Receivables .....................................................              --              100.00%    10,791,479,439.44
             (viii) Aggregate Investor Default Amount .................              --                  --          7,438,571.14
         As a % of Average Daily Invested Amount ......................              --                  --                    --
        (Annualized based on 365 days/year) ...........................              --                  --                 16.47%
(ix)  Charge-Offs .....................................................            0.00                0.00                  0.00
(x)  Servicing Fee ....................................................              --                  --            903,206.38
(xi)  Unreimbursed Redirected Principal Collections ...................              --                  --                  0.00
(xii)  Excess Funding Account Balance .................................              --                  --                  0.00
(xiii)  New Accounts Added ............................................              --                  --               130,924
(xiv)  Average Gross Portfolio Yield ..................................              --                  --                 26.32%
         Average Net Portfolio Yield ..................................              --                  --                  9.85%
(xv)  Minimum Base Rate ...............................................              --                  --                  4.17%
        Excess Spread .................................................              --                  --                  5.68%
(xvi)  Principal Funding Account Balance ..............................              --                  --                  0.00
(xvii)  Accumulation Shortfall ........................................              --                  --                  0.00
(xviii)  Scheduled date for the commencement of the Accumulation Period              --                  --             June 2003
        Accumulation Period Length ....................................              --                  --                   N/A
(xix)  Principal Funding Account Investment Proceeds Deposit ..........              --                  --                  0.00
        Required Reserve Account Amount ...............................              --                  --                  0.00
        Available Reserve Account Amount ..............................              --                  --                  0.00
        Covered Amount ................................................              --                  --                  0.00
(xx)  Aggregrate Interest Rate Caps Notional Amount ...................              --                  --        500,000,000.00
        Deposit to the Caps Proceeds Account ..........................              --                  --                  0.00
(xxi)  Policy Claim Amount ............................................              --                  --                  0.00
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